United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

October 19, 2006

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On October 19, 2006, Deltic Timber Corporation (the “Company”) and Harris N.A. (formerly known as Harris Trust and Savings Bank) (the “Rights Agent”) entered into Amendment No. 2 (“Amendment No. 2”) to the Rights Agreement dated as of December 11, 1996, as amended by Amendment No. 1 dated as of October 15, 1998 (the “Rights Agreement”), between the Company and the Rights Agent.

Amendment No. 2 extends the expiration date of the Rights issued under the Rights Agreement from December 31, 2006 to December 31, 2016, increases the exercise price of the Rights from $75.00 to $200.00; and makes certain other changes and clarifications.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, which is filed as Exhibit 4.1 hereto and is incorporated into this report by reference.

ITEM 3.03. Material Modification to Rights of Security Holder

See the information set forth under “Item 1.01. Entry into a Material Definitive Agreement” which is incorporated herein by reference.

ITEM 9.01(d). Exhibits.

Exhibit No.	Description
4.1	Amendment No. 2 to Rights Agreement dated as of October 19, 2006 between Deltic Timber Corporation and Harris N.A. (formerly known as Harris Trust and Savings Bank), as Rights Agent (incorporated by reference to the Form 10/A filed by the Company on October 19, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DELTIC TIMBER CORPORATION

By:	/s/ W. Bayless Rowe
W Bayless Rowe, Secretary

Dated: October 23, 2006